UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BROADVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2010

Dear Stockholder:

On behalf of BroadVision, Inc. (“BroadVision”), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 10:00 a.m. local time on Thursday, June 3, 2010, at our headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California. At the meeting, stockholders will be asked:

1.
To elect the Board of Directors’ nominees, Dr. Pehong Chen, James D. Dixon, Robert Lee and François Stieger, to the Board of Directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes these proposals in detail.

Our directors and officers hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you submit your proxy whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in BroadVision. To assist us in preparation for the meeting, please submit your proxy at your earliest convenience.

Very truly yours,
/s/  Pehong Chen
DR. PEHONG CHEN
Chairman of the Board, President and Chief Executive Officer

BROADVISION, INC.
1600 Seaport Boulevard
Suite 550, North Building
Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010

TO THE STOCKHOLDERS OF BROADVISION, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation, will be held on Thursday, June 3, 2010, at 10:00 a.m. local time at our headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California for the following purposes:

1.
To elect the Board of Directors’ nominees, Dr. Pehong Chen, James D. Dixon, Robert Lee and François Stieger, to the Board of Directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement for the Annual Meeting.

    The record date for the Annual Meeting is April 12, 2010.  Only stockholders of record at the close of business on that date may vote at the meeting, any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Sandra Adams
SANDRA ADAMS
Secretary and General Counsel
Redwood City, California
April 20, 2010

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BROADVISION, INC.
1600 Seaport Boulevard
Suite 550, North Building
Redwood City, California 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

April 20, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The Board of Directors of BroadVision, Inc., a Delaware corporation, is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 3, 2010, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at our headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California. Information on how to vote in person at the Annual Meeting is discussed below.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 20, 2010 to all stockholders of record entitled to vote at the Annual Meeting. We may send you a proxy card, along with a second Notice, on or after April 30, 2010.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation of this proxy statement and mailing of the Notice. Solicitation materials will be made available to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 12, 2010 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2010, we had outstanding and entitled to vote 4,449,123 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the meeting in person or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions will be counted towards the vote totals for all proposals and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote totals for any proposal.

VOTING PROCEDURES

Stockholders may either vote “For” all the nominees to the Board of Directors or may abstain from voting for any nominee specified. For each of the other matters to be voted on, stockholders may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in the Stockholder’s Name

Stockholders of record may vote in person at the Annual Meeting or vote by proxy using our online portal, or by a proxy card that you may request or that we may elect to deliver at a later time. Whether or not stockholders plan to attend the meeting, we urge stockholders to vote by proxy to ensure each vote is counted. Stockholders may still attend the meeting and vote in person even if they have already voted by proxy.

To vote in person, stockholders of record should attend the Annual Meeting and will receive a ballot when they arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If the stockholder is a beneficial owner of shares registered in the name of a broker, bank or other agent, the stockholder should have received a Notice containing voting instructions from that organization rather than from BroadVision. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, the stockholder must obtain a valid proxy from the broker, bank or other agent. Without a valid proxy from the record holder, a beneficial owner will not be able to vote in person at the Annual Meeting. The stockholder should follow the instructions from the broker, bank or other agent included with these proxy materials, or contact the broker, bank or other agent to request a proxy form.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2011 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 22, 2010. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of this year’s Annual Meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

RESULTS OF VOTING

    Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the date of the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the date of the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

There are four nominees for the eight Board of Director positions presently authorized pursuant to our Bylaws. Proxies will not be voted for a greater number of persons than the four named nominees. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal. Each of the nominees listed below is currently one of our directors and was previously elected by the stockholders. It is our policy to invite nominees for directors to attend the annual meeting. None of the current members of the Board of Directors attended the 2009 annual meeting of stockholders.

    Directors are elected by a plurality of the votes properly cast in person or by proxy. The four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees, a brief biography and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this proxy statement is set forth below.

    The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business.  To that end, the Nominating Committee has historically identified and evaluated nominees in the context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to believe that each nominee should continue to serve on the Board of Directors.  However, each of the members of the Nominating Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With The Company
Pehong Chen	52	Chairman, President and Chief Executive Officer
James D. Dixon	66	Formerly an executive with bankofamerica.com
Robert Lee	61	Formerly an executive with Pacific Bell
François Stieger	61	Chief Executive Officer, Intentional Software International Sarl

Pehong Chen has served as our Chairman of the Board, Chief Executive Officer and President since our incorporation in May 1993. Dr. Chen served as Interim Chief Financial Officer during the period between William Meyer’s departure in June 2006 and Shin-Yuan Tzou’s appointment as Chief Financial Officer in January 2008.  From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of, Gain Technology, Inc., a provider of multimedia applications development systems, which was acquired by Sybase, Inc. Dr. Chen currently serves on the board of directors of SINA.com and UFIDA Software Co., Ltd. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.  We believe Dr. Chen’s qualifications to sit on our Board of Directors include his decades of experience in the technology industry, including as our founder, and our Chairman, President and Chief Executive Officer for the past 16 years.  The Committee believes that Dr. Chen’s extensive experience with the Company brings necessary historical knowledge, industry experience and continuity to the board.

James D. Dixon has served as one of our directors since January 2003. Prior to his retirement from Bank of America in January 2002, Mr. Dixon served as an executive with bankofamerica.com. From September 1998 to February 2000, Mr. Dixon was Group Executive and Chief Information Officer of Bank of America Technology & Operations. From 1990 to 1998, before the merger of NationsBank Corporation and BankAmerica Corporation, Mr. Dixon was President of NationsBank Services, Inc. From 1986 to 1990, he also served as Chief Financial Officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank. Mr. Dixon holds a B.A. from Florida State University, a J.D. from the University of Florida School of Law, and he is a graduate of the executive M.B.A. program at Stanford University. Mr. Dixon also previously served on the board of directors of CheckFree Corporation, a provider of financial electronic commerce services and products, 724 Solutions Inc., a provider of mobile internet, mobile broadband and IP messaging solutions and Rare Hospitality International, Inc., a restaurant operator and franchisor. Mr. Dixon’s employment within the technology sector of the banking industry and his leadership roll with several major national corporations give him the background to provide strategic financial guidance and leadership to the Company and the Board.  Additionally, his extensive service on other boards of directors in the technology industry gives him substantial insight into the issues that arise in a technology-based business.

Robert Lee has served as one of our directors since August 2004. Mr. Lee was a corporate Executive Vice President and President of Business Communications Services at Pacific Bell, where he established two new subsidiaries: Pacific Bell Internet Services and Pacific Bell Network Integration. During his 26 year career at Pacific Bell, Mr. Lee managed groups in operations, sales and marketing. Mr. Lee served as Executive Vice President of Marketing and Sales from 1987 to 1992. Mr. Lee serves on the board of directors of Blue Shield of California, which provides health insurance to members in California, and Corinthian Colleges, which operates as a post-secondary education company in North America.  Mr. Lee also previously served on the board of directors of Web.com, a provider of online marketing services for small businesses, from April 1999 until September 2007 and Netopia, a provider of voice and data solutions, from November 2001 until February 2007. Mr. Lee holds a B.S. in Electrical Engineering from the University of Southern California and an M.B.A. from the University of California at Berkeley.  The Company believes that Mr. Lee’s extensive operations, sales and marketing expertise make him a valuable member of the board.  His executive experience, along with his experience serving on other boards and his historical knowledge of our company, give him the qualifications and skills to serve as a director.

François Stieger has served as one of our directors since August 2006. Mr. Stieger leads Intentional Software’s international group as CEO of Intentional Software International Sarl. He is also the President and a board member of Security Tech SA and a board member of Lighthouse SA. Immediately prior to joining Intentional Software International, Mr. Stieger was senior vice president and general manager for Europe, Middle East and Africa for Verisign, the leading provider of critical infrastructure security services for the Internet and telecommunication markets. He held this post since April 2003, and was responsible for Verisign’s business throughout that region. Prior to joining Verisign, Mr. Stieger was a partner of Amadeus Capital, a leading European venture capital firm based in London. Mr. Stieger served as our Director, Worldwide Marketing Organization, from 1996 to 2001.  While serving in that capacity, in 1996, he established our European operations. Under his management through mid 2001, these operations grew to more than 400 employees and US$104 million annual revenues. He was also personally involved in our initial public offering in June 1996, and our public offering on the Neuer Markt in Frankfurt in November 1999. From 1987-1992, as vice president, Mr. Stieger established and managed operations of Oracle Corporation for southern and central Europe. Mr. Stieger is a graduate of the University of Strasbourg’s Institute of Technology.  Mr. Steiger’s experience as an executive of several  international technology companies provides the board with a global perspective.  Additionally, his experiences as a former Company executive provide him with a deep understanding of the Company that we believe to be valuable to the board.

Board Leadership Structure

    The board of directors has chosen to combine the chief executive officer and board chairman positions and has not appointed a separate lead director. Dr. Pehong Chen has served as the Chief Executive Officer and Chairman of the Board since he founded the Company in 1993. At the present time, the independent directors believe that Dr. Chen's in-depth knowledge of our operations and vision for its development make him the best-qualified director to serve as Chairman.

Role of the Board in Risk Oversight

    One of the key functions of our Board of Directors is informed oversight of our risk management process.  The board does not have a standing risk management committee, but rather it takes on an active role, as a whole and also at the committee level, in overseeing risk management. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee and management reports about such risks.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our company counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that three of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards. Dr. Chen, our Chairman, Chief Executive Officer, President and largest stockholder, is not “independent” within the meaning of the applicable Nasdaq listing standards.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled Board meetings and otherwise as needed.  In 2009, our independent directors met 4 times at sessions at which only independent directors were present.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees. The text of the Code of Conduct is posted on our website at www.broadvision.com. If we make any substantive amendment to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate directly with the members of the Board, and stockholders are encouraged to do so. Stockholders interested in communicating with the directors may do so by addressing correspondence to a particular director, or to the Board generally, in our care at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating Committee. Our personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2009, the Board met four times. During the fiscal year ended December 31, 2009, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member, respectively.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Copies of the charters of all three of the Board’s standing committees are available on our website at www.broadvision.com. Each committee has authority to obtain advice and assistance from consultants and advisors, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of its committees meets the applicable rules and regulations regarding “independence” and that each member of its committees is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us.

Below is a description of each of these committees.

The Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

The Audit Committee is presently composed of three non-employee directors: Messrs. Dixon (Chairman), Lee and Stieger. The Board has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has determined that Mr. Dixon qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Dixon’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank.

The Audit Committee is also vested with oversight of corporate governance matters and, in that regard, makes determinations as to all aspects of our corporate governance functions on behalf of the Board and makes recommendations to the Board regarding corporate governance issues. The Audit Committee is responsible for periodically reviewing and assessing our governance principles to determine their adherence to the Code of Conduct, and recommending any changes deemed appropriate to the Board for its consideration.

In 2009, the Audit Committee met four times. See “Report of the Audit Committee of the Board of Directors” below.

The Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. We also have a Non-Officer Option Committee, established in May 1997, which has the power to award stock options to non-officer employees and consultants. The Compensation Committee is presently composed of two non-employee directors: Messrs. Dixon and Lee (Chairman). All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The sole member of the Non-Officer Option Committee is Dr. Chen. In 2009, the Compensation Committee met three times.

The Nominating Committee

    The Nominating Committee makes determinations as to the individuals who are to be nominated for membership to the Board. Candidates for nomination to the Board of Directors are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this review, the Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board, to maintain a balance of expertise, experience and capability. In considering diversity, the Nominating Committee focuses on the current composition of the Board, and on how it could strengthen the Board’s diversity by adding individuals who could add to the Board’s collective knowledge and perspectives. This process may include selecting candidates with gender, ethnic, national or other backgrounds that are different from those already represented on the Board at the time of consideration. The effectiveness of the Board’s diverse mix of skills, experiences and perspectives is considered as part of the Board’s periodic self-assessment.

The Nominating Committee has a long standing practice of considering any qualified director candidates that are recommended by our stockholders. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee may do so in writing to the Chairman of the Nominating Committee at the following address: BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063.

If a stockholder wishes the Nominating Committee to consider a director candidate for nomination at our next annual meeting, then our Bylaws require that stockholder to send written notice of the recommendation no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, which notice is otherwise in accordance with the requirements for stockholder nominations described in our Bylaws. Submissions must include the candidate’s name and sufficient biographical information concerning the candidate, including age, five-year employment history with employer names and a description of the employers’ businesses, whether such candidate can read and understand basic financial statements, and board memberships, if any. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee is presently composed of two non-employee directors: Messrs. Lee (Chairman) and Stieger. All members of our Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing requirements). In 2009, the Nominating Committee met once.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2009 (the “Audited Financial Statements”) and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. Management has the primary responsibility for the financial statements and the internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”), the independent registered public accounting firm, the Audited Financial Statements and the internal control over financial reporting. The Audit Committee has discussed with OUM the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.  AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received from OUM the written disclosures and the letter required by applicable requirements of the PCAOB regarding OUM’s communications with the audit committee concerning independence, and has discussed with them their independence from the Company and its management. The Audit Committee considered whether the rendering of non-audit services by OUM to the Company is compatible with maintaining the independence of OUM from the Company.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

AUDIT COMMITTEE

James D. Dixon, Chairman
Robert Lee
François Stieger

*           The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as our independent registered  for the fiscal year ending December 31, 2010. The Board of Directors has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. OUM has audited our financial statements beginning with the fiscal year ended December 31, 2006. Representatives of OUM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of OUM as our independent registered public accounting firm is not required by our Bylaws or otherwise; however, the Board is submitting the selection of OUM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of OUM. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following presents aggregate fees billed to us by OUM, our principal accountant for the years ended December 31, 2009, 2008 and 2007. All fees described were pre-approved by the Audit Committee.

Audit Fees.   Audit fees billed were $369,843 for the year ended December 31, 2009 and were $453,182 and $556,175 for the years ended December 31, 2008 and 2007, respectively. The fees were for professional services rendered for the audit of our consolidated financial statements as of December 31, 2009, and the integrated audits of our consolidated financial statements as of December 31, 2008 and 2007 (which also include the audits of the effectiveness of our internal control over financial reporting for both of those years), reviews of the financial statements included in our quarterly reports, consultations on matters that arose during our audit and reviews of SEC registration statements.

Audit-Related Fees. No audit-related fees were billed in the years ended December 31, 2009 and December 31, 2008.

Tax Fees. No tax fees were billed for the years ended December 31, 2009 and 2008, respectively.

All Other Fees. There were no other fees billed in the years ended December 31, 2009 and 2008, respectively.

The Audit Committee has determined that the rendering of certain services other than audit services by OUM is compatible with maintaining the principal accountant’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
	Number of Securities	Weighted-Average	for Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding Securities
	Outstanding Options	Options	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	263,942	$183.42	306,461
Equity compensation plans not approved by security holders(2)	39,235	$127.16	45,290

Total	303,177	$176.99	351,751

(1)	Includes the following: Employee Stock Purchase Plan, 1993 Interleaf Stock Option Plan, 1994 Interleaf Employee Stock Option Plan and Amended and Restated 2006 Equity Incentive Plan.

(2)
Includes the following: the 2000 Non-Officer Equity Incentive Plan (the “2000 Non-Officer Plan”) and non-plan grants. For more information - see Notes 1 and 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of BroadVision Common Stock

The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2010 by: (a) each current director and each nominee for director; (b) each of the executive officers named in the Summary Compensation Table; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(#)	Percent of Total(%)
Pehong Chen (2)	1,663,175	37.1%
James D. Dixon (3)	6,461	*
Robert Lee (4)	5,498	*
François Stieger (5)	2,897	*
Shin-Yuan Tzou (6)	35,250	*
Honu Holdings, LLC (2) 1600 Seaport Blvd., North Bldg., Suite 550, Redwood City, CA 94063	1,380,000	31.1%
Funds Associated with Palo Alto Investors LLC (7) 470 University Avenue Palo Alto, CA 94301	749,469	16.9%
All Current Directors and Executive Officers as a group (5 persons) (8)	1,731,281	38.0%

*Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,434,663 shares outstanding on February 15, 2010, adjusted as required by rules promulgated by the SEC. Our directors and executive officers can be reached at BroadVision, Inc., 1600 Seaport Blvd., Suite 550, North Bldg., Redwood City, California 94063.

(2)
Includes 234,999 shares held in trust by Dr. Chen and his wife for their benefit and 48,176 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2010. Also includes 1,380,000 shares held by Honu Holdings, LLC, of which Dr. Chen is the sole member. Excludes 45,815 shares of common stock held in trust by independent trustees for the benefit of Dr. Chen’s children.

(3)	Includes 2,400 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2010.
(4)
Includes 2,400 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2010. Also includes 41 shares held in trust by Mr. Lee and his wife for their benefit.

(5)	Includes 800 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2010.
(6)	Includes 23,010 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2010.
(7)
Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 17, 2010, Palo Alto Investors, LLC, Palo Alto Investors and William Leland Edwards have shared voting and dispositive power with respect to 743,945 shares of common stock (the “PAI Shares”), and Mr. Edwards has sole voting and disposition power with respect to an additional 5,524 shares of common stock. Palo Alto Fund II, L.P. has shared voting and disposition power with respect to 299,902 of the PAI Shares and Micro Cap Partners, L.P. shared voting and disposition power with respect to 276,732 of the PAI Shares.

(8)	Includes the information contained in the notes above, as applicable, for our directors and executive officers as of February 15, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

  To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our compensation policies are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. In allocating total compensation between cash compensation and equity compensation, the compensation committee focuses on creating incentives geared to both short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our officers should reflect their success as individual and as a management team, in attaining key operating objectives, such as growth of revenues, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the officers in managing BroadVision, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs. In setting our officers’ compensation, we intend to be competitive with other similarly situated companies in our industry.

Overview of Compensation and Process

Elements of compensation for our executives include: salary, incentive bonus, stock option awards, potential profit sharing, health, disability and life insurance, and perquisites. Base salaries are set for our officers annually by our compensation committee. At the same time, our compensation committee also approves and adopts an incentive bonus plan for the new year and typically grants stock option awards to our officers and certain other eligible employees. The Compensation Committee also considers stock option awards in connection with new hires and promotions.

As part of its annual review of officer compensation, our compensation committee takes into account each officer’s total compensation package from prior years, as well as information contained in market surveys. Typically, the chief executive officer makes compensation recommendations to the compensation committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The chairman of the compensation committee then makes compensation recommendations to the compensation committee with respect to the chief executive officer, who is absent from that meeting. The compensation committee may accept or adjust such recommendations and also makes the sole determination of the chief executive officer’s compensation.

    We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our compensation committee. The following are factors that the compensation committee may take into account in determining the various components of our officers’ total compensation package:

●	Performance against corporate and individual objectives for the previous year;
●	Difficulty of achieving desired results in the coming year;
●	Value of their unique skills and capabilities to support the long-term performance of the company;
●	Performance of their management responsibilities;
●	Responsibility and authority of each position relative to other positions within the company; and
●	Contributions as a member of the senior management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain the right personnel, while providing incentives to maximize long-term value for BroadVision and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of profit-sharing compensation under our employee profit sharing plan, as described in more detail below, to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals.

As we continue to focus on executing our turnaround plan and introduce new products and services to the marketplace, we want our executives that are leading these initiatives to have strong incentives to see that these initiatives succeed. At the same time, we want our executives to be appropriately rewarded if these initiatives do succeed. As a result, we believe that equity compensation will be a significant component of total compensation for our key employees.

SUMMARY COMPENSATION TABLE FOR FISCAL 2009, 2008, AND 2007

The following table shows for the fiscal years ended December 31, 2009, 2008, and 2007, compensation awarded to or paid to, or earned by, Pehong Chen, the Company’s Chief Executive Officer, and Shin-Yuan Tzou, the Company’s Chief Financial Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total
Pehong Chen, CEO (1)	2007	$350,000	$-	$-	$-	$70,285	$-	$21,264	$441,559
	2008	$350,000	$-	$-	$-	$33,325	$-	$15,700	$399,025
	2009	$350,000	$-	$-	$-	$-	$-	$17,062	$367,062
Shin-Yuan Tzou, CFO (2)	2008	$200,000	$-	$-	$175,500	$13,168	$-	$15,587	$404,255
	2009	$200,000	$-	$-	$-	$-	$-	$11,433	$211,433

(1) Dr. Chen served as the Company’s Interim Chief Financial Officer from June 2, 2006 to January 15, 2008.
(2) Mr. Tzou has served as the Company's Chief Financial Officer since January 15, 2008.  Because Mr. Tzou was not a named executive officer in 2007, SEC rules do not require his compensation for that year to be reported.
(3) The value shown for the option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the option awards are discussed in Note 1, “Stock-Based Compensation,” of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.
(4) Consists of payment under our Employee Profit Sharing Plan (EPSP). See table below for details.
(5) Consists of company contribution for heath insurance coverage.  See table below for details.

Employee Profit Sharing Plan (EPSP) - NON-EQUITY INCENTIVE PLAN COMPENSATION

	Year	Earned
Pehong Chen	2007		$70,285
	2008		$33,325
	2009	$	None
Shin-Yuan Tzou	2008		$13,168
	2009	$	None

Company Contributions for Health Coverage - ALL OTHER COMPENSATION

	Year	Health	Dental	Vision	STD	LTD	Life Ins	EE Assist	TOTAL
Pehong Chen	2007	$17,598	$1,996	$302	$359	$450	$540	$19	$21,264
	2008	$12,336	$1,819	$247	$290	$423	$570	$15	$15,700
	2009	$14,154	$1,483	$208	$221	$396	$600	$0	$17,062
Shin-Yuan Tzou	2008	$12,336	$1,819	$247	$290	$423	$457	$15	$15,587
	2009	$9,009	$1,197	$129	$221	$396	$481	$0	$11,433

Base Salary

It is the goal of our compensation committee to establish salary compensation for our executive officers based on our operating performance relative to comparable software and computer peer companies over a three to five year period. In 2006 we reviewed studies conducted and recommendations issued by the Radford Group of AON Consulting Inc. in 2006 with respect to the salary compensation of officers with comparable qualifications, experience and responsibilities at companies in their recommended peer group.  Since that time we have annually reviewed our executive officers’ salaries and made small adjustments to their compensation based on factors such as the Company’s performance and general economic conditions. We have elected not to commission additional peer group studies since 2006, as we have been satisfied that the compensation of our executives with minor adjustments has been adequate to appropriately retain and motivate. It is not our policy to pay our CEO at the highest level relative to his peers but rather to set his compensation on a basis relative to the other members of our senior management team and CEO’s of other similar technology companies. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below. Our compensation committee does not presently intend to increase the salaries of any of our officers in 2010.

Employee Profit Sharing Plan

Our 2010 Employee Profit Sharing Plan (“EPSP”) was designed to reward both executives and employees alike for the achievement of shorter-term financial goals, principally achievement of certain levels of Earnings Before Interest Taxes Depreciation and Amortization, also known as EBITDA. It is our general philosophy that employees be rewarded for their performance as a team in the attainment of these goals. We believe that this is important to aligning our executive and employees toward promoting and rewarding teamwork among them. Although each executive officer is eligible to receive an award under the EPSP, the granting of the awards to any individual or the officers as a group is entirely at the discretion of our compensation committee. The compensation committee may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the year.

In January of 2010, our Board of Directors adopted the 2010 EPSP. Under the terms of the 2010 EPSP:

●	Payouts are made quarterly, on the first regularly scheduled pay date after the announcement of quarterly earnings, or on such other date as deemed appropriate by management;
●
Eligible persons are active, full-time, or more than 75% part-time employees who maintain a satisfactory standing during the entirety of each quarter and who remain an employee at the time of each quarterly payout;

●
Commission-based employees (those with a sales commission plan) have a portion of their variable compensation tied to company performance, funded under this EPSP award pool, with payouts ahead of non-commissioned employees;

●	Payouts to non-commissioned employees are targeted at a certain percentage of each individual's base salary, set and/or adjusted with management discretion;
●	All amounts earned but not paid under the plan (reductions from any “merit factor”, resignations with positive profit-sharing accruals, etc.) are eliminated, going back into company earnings;
●
Allocation of the award pool will be determined as a percentage of profits. After the close of each quarter, our management, in its sole discretion, will set the percentage for the corresponding quarter. Payouts will be subject to adjustment by our management and our Chief Executive Officer will have the ability to make the final determination of all profitability payments.

The terms of our 2009 EPSP, 2008 EPSP and 2007 EPSP were similar to those of the 2010 EPSP.

Stock Option and Equity Incentive Programs

We intend for our stock option award program to be the primary vehicle for offering long-term incentives and rewarding our officers and other key employees. We regard this as a key retention tool. Because of the relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating our executive officers to manage BroadVision in a manner that is consistent with the interests of our stockholders.

Stock Options Granted

We grant stock options under our Amended and Restated 2006 Equity Incentive Plan to our officers and other key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. In 2009, under all equity compensation plans, we granted stock options to purchase an aggregate of 11,000 shares of stock representing approximately 0.25% of the outstanding shares of our common stock on December 31, 2009 on a fully diluted basis. Of this no shares of stock was issued to any Executive Officers of the Company.

Timing of Grants

Stock option awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. The exercise price of all stock options is set at the last reported sale price of our common stock on the grant date.

Perquisites

We limit the perquisites that we make available to our executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage other than COBRA, or similar benefits for our executives or employees.

The perquisites we provided in fiscal 2009 are as follows: All employees are eligible to participate in the 401(k) retirement plan if they so choose. We do not match any funds contributed by employees. Our health and insurance plans are the same for all employees. In general, and depending upon the employee’s choice, our employees pay 20% of the health premium due. We do not provide other perquisites such as country club memberships, jet aircraft, limousine service, estate or financial planning services, etc.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table shows for the fiscal year ended December 31, 2009, certain information regarding outstanding equity awards at fiscal year end for our Named Executive Officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pehong Chen	20,000	-	-	$1,662.75	5/25/2011	-	$-	-	$-
	177	-	-	$875.25	11/27/2011	-	$-	-	$-
	2,222	-	-	$465.75	2/19/2012	-	$-	-	$-
	25,777	-	-	$54.00	10/30/2012	-	$-	-	$-
Shin-Yuan Tzou	222	-	-	$6,046.88	4/18/2010	-	$-	-	$-
	888	-	-	$1,662.75	5/25/2011	-	$-	-	$-
	234	-	-	$875.25	11/27/2011	-	$-	-	$-
	266	-	-	$198.00	5/30/2012	-	$-	-	$-
	2,920	-	-	$37.50	10/23/2012	-	$-	-	$-
	12,480	-	-	$14.25	3/3/2016	-	$-	-	$-
	3,333	2,667	-	$29.25	4/16/2018	-	$-	-	$-

(1) We do not issue stock options in any direct formulaic performance based plan.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. All employees, including our executives, are eligible to participate in our 401(k) contributory defined contribution plan. We do not make any contribution to or make any matching contribution to the 401(k).

Nonqualified Deferred Compensation

We provide a 401(k) nonqualified defined contribution plan for all employees. We do not match any employee contributions. Our Plan is administered by Fidelity Investments and brokered by the NWK Group.

Other Post-Employment Payments

All of our employees, including our officers, are employees-at-will and as such do not have employment contracts with us, except in the case of one officer of our EMEA foreign subsidiaries. We also do not provide post-employment health coverage or other benefits, except in connection with the Severance Benefit Plan which is described below.

POTENTIAL PAYMENTS UNDER RETENTION AGREEMENTS

The table below describes the amounts of current and future compensation benefits that our Named Executive Officers would receive under various change of control or termination scenarios as of December 31, 2009. Under our 2009 benefit plan the benefits are the same for a voluntary termination, early retirement, or normal retirement on December 31, 2009. Our Change of Control Plan, in the context of an Involuntary For Good Reason Termination, only provides for benefits intended to compensate management for lost wages and longer term health and displacement benefits. There are certain graduated levels of benefits for the executives depending upon their responsibility levels and seniority with the company. Under the Involuntary Not For Cause Termination scenario the benefits are reduced, while a For Cause Termination would result in little or no benefits beyond those earned up to the termination date, assumed for purposes of this table to be midnight December 31, 2009. This means the For Cause terminated employee would be entitled to only shares and stock options vested, profit sharing and accrued vacation earned through December 31, 2009 and no further compensation. In the case of disability on December 31, 2009, the employee would be entitled to the additional benefits of long-term disability insurance payouts for up to one year. In the case of death on December 31, 2009, the benefit additional to the employee would include the present value of all life insurance proceeds until normal retirement age of 65.

TERMINATION OR CHANGE OF CONTROL
Executive Benefits and Payments Upon Separation		Voluntary Termination on 12/31/09($)	Early Retirement on 12/31/09($)	Normal Retirement on 12/31/09($)	Involuntary Not For Cause Termination on 12/31/09($)	For Cause Termination on 12/31/09($)	Involuntary For Good Reason Termination (Change in Control) on 12/31/09($)	Disability on 12/31/09($)	Death on 12/31/09($)
Pehong Chen
Compensation:
	Short-Term Incentive Compensation	$-	$-	$-	$-	$-	$-	$-	$-
	Stock Options	$-	$-	$-	$-	$-	$-	$-	$-

Benefits & Perquisites:
	Deferred Compensation Program	$-	$-	$-	$-	$-	$-	$-	$-
	Health & Welfare Benefits	$1,464	$1,464	$1,464	$17,570	$-	$35,140	$-	$-
	Disability Income	$-	$-	$-	$-	$-	$-	$1,436,143	$-
	Life Insurance Benefits	$-	$-	$-	$-	$-	$-	$-	$500,000
	Cash Severance	$-	$-	$-	$350,000	$-	$700,000	$-	$-
	Accrued Vacation Pay	$41,057	$41,057	$41,057	$41,057	$41,057	$41,057	$41,057	$41,057
Shin-Yuan Tzou
Compensation:
	Short-Term Incentive Compensation	$-	$-	$-	$-	$-	$-	$-	$-
	Stock Options	$-	$-	$-	$-	$-	$-	$-	$-

Benefits & Perquisites:
	Deferred Compensation Program	$-	$-	$-	$-	$-	$-	$-	$-
	Health & Welfare Benefits	$956	$956	$956	$5,736	$-	$14,339	$-	$-
	Disability Income	$-	$-	$-	$-	$-	$-	$1,436,143	$-
	Life Insurance Benefits	$-	$-	$-	$-	$-	$-	$-	$400,000
	Cash Severance	$-	$-	$-	$100,000	$-	$250,000	$-	$-
	Accrued Vacation Pay	$20,256	$20,256	$20,256	$20,256	$20,256	$20,256	$20,256	$20,256

Disability Income:

Assumes Present Value of all Future Benefits Until Normal Retirement Age

	Age on	Years to Age	Discount Rate	Present Value
Name	12/31/09	65	1.3%	of the Annuity
Pehong Chen	52	13	1.3%	$1,436,143
Shin-Yuan Tzou	52	13	1.3%	$1,436,143

Severance Benefit Plan

On March 26, 2007, our Board approved the Severance Benefit Plan (the “Plan”) for certain of our eligible employees. The Plan provides for the payment of certain benefits to employees if (i) the employee has been continuously employed for a period of one year or more; (ii) if we terminate the employee’s employment pursuant to (a) an Involuntary Termination Without Cause or (b) Constructive Termination within one month prior to or 24 months following a Change of Control; and (iii) we notify the employee in writing that he or she is eligible for participation in the Plan. Such notification will include details of the level(s) of participation applicable to the Eligible Employee. We in our sole discretion, will make determinations as to whether employees are “Eligible Employees.” We have made no such determinations to date. Undefined capitalized terms in this description are defined in the Plan. The Plan is meant to replace all prior arrangements and plans we previously have maintained, other than local plans for specific subsidiaries or countries.

The Plan provides for the following benefits:

No change of control

Designated Eligible Employees involuntarily terminated without cause shall receive a cash severance benefit (in addition to certain other benefits as detailed in the Plan) in accordance with our then-current payroll practices as follows:

Employee Designation	Base	Accrual/Yr	Maximum
CEO	6.00 Mo.	1.00 Mo/Yr.	12.00 Mo.
EVP	3.00 Mo.	0.50 Mo/Yr.	6.00 Mo.
SVP	2.00 Mo.	0.50 Mo/Yr.	4.00 Mo.
VP	1.00 Mo.	0.50 Mo/Yr.	2.00 Mo.
All Other	0.50 Mo.	0.08 Mo./Yr.	1.00 Mo.

Change of control

There are three categories of Eligible Employees covered in a Change of Control situation: Level I, Level II and Level III as hereinafter defined. Level I Eligible Employees are defined as those Company Executive Officers designated by the Compensation Committee as Level I Eligible Employees. Level II Eligible Employees are defined as those Non-Executive Company Officers who report directly to the CEO and who are designated by the CEO as Level II Eligible Employees. Level III Eligible Employees are defined as those Non-Executive Company Officers and Department Managers who report either directly to the CEO or to Level II Eligible Employees and who are designated by the CEO as Level III Eligible Employees.

Designated Eligible Employees terminated shall receive a cash severance benefit (in addition to certain other benefits as detailed in the Plan) in accordance with our then-current payroll practices as follows:

Employee Level	Base (Number of Mo. Base Salary After 1 Year Tenure)	Accelerator (Number of Mo. Base Salary Accrued Per Each Yr. of Additional Tenure)	Maximum Years Tenure Accelerator Applied	Maximum Months Base Salary Accrual Allowed
Level I	9	1.25	12	24
Level II	6	1.00	9	15
Level III	3	0.75	8	9

The vesting and exercisability of unvested stock options held by an Eligible Employee that are outstanding as of the Eligible Employee’s termination date, beginning with the earliest unvested installments, shall be accelerated according to the following chart:

Employee Level	Base (Percentage of Unvested Stock Options Accelerated After 1 Year Tenure)	Accelerator (Percentage of Unvested Stock Options Accelerated per Each Yr. of Additional Tenure)	Maximum (Total % of Unvested Stock Options Allowed to be Accelerated)
Level I	30%	7.8%	100%
Level II	25%	6.1%	80%
Level III	20%	4.4%	60%

DIRECTOR COMPENSATION FOR FISCAL 2009

The following table shows for the fiscal year ended December 31, 2009 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Lee	-	$15,326	-	-	-	-	$15,326
James Dixon	-	$19,154	-	-	-	-	$19,154
François Stieger	-	$15,326	-	-	-	-	$15,326

Overview of Director Compensation and Procedures

We review the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including the surveys conducted by the Radford Group in 2006. Other data sources used in our analysis included:

•	Publicly available data describing director compensation in peer companies;

•	Survey data collected by our human resources department; and

•	Information obtained directly from other companies.

We compensate non-employee members of the board through stock options. We do not pay our non-employee directors any cash remuneration other than reimbursement of travel expenses and deminimus items.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Compensation Committee Report (*)

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for 2009. This report is provided by the following independent directors, who comprise the committee:

James Dixon, Compensation Committee Member
Robert Lee, Compensation Committee Chair

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM

           We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

    We structure our executive’s pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance.  For short-term performance, a cash bonus may be awarded based on annual financial results. For long-term performance, stock option awards generally vest over three or four years and are only valuable if our stock price increases over time. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce positive short- and long-term corporate results, while the fixed element is a sufficiently high portion of total compensation such that our executives are not encouraged to take unnecessary or excessive risks.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds or exceeded $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest other than as described below. It is our policy that future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee or other committee comprised of independent, disinterested directors.

Director and Officer Indemnification

Our revised and restated certificate of incorporation contains provisions limiting the liability of directors. In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law.

We have entered into indemnity agreements with certain officers and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in such agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of BroadVision, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received a broker notice that it will be “householding” communications to that stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until consent is revoked. If, at any time, the stockholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, that stockholder should notify the broker or direct a written request to: Corporate Secretary, BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063 or contact Investor Relations at (650) 331-1000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Sandra Adams
SANDRA ADAMS
Secretary and General Counsel

April 20, 2010

 A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 is available without charge upon written request to: Corporate Secretary, BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063.

BROADVISION, INC.

☐	Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD

A. Election of Directors.

1.	To elect directors to serve for the ensuing year and until their successors are elected. The Board of Directors recommends a vote FOR the following nominees:

	For	Withhold		For	Withhold
01-Pehong Chen	☐	☐	03-Robert Lee	☐	☐
02- James D. Dixon	☐	☐	04-François Stieger	☐	☐

B. Proposals.

The Board of Directors recommends a vote FOR the following proposals:

2.
To ratify the selection by the Audit Committee of the Board of Directors of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.
	For ☐	Against ☐	Abstain ☐

C. Authorized Signatures-Sign Here-This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Signature 1--Please keep signature within the box	Date (mm/dd/yyyy)

BROADVISION, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010

The undersigned hereby appoints Pehong Chen as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of BroadVision, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063 on June 3, 2010, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.